Cornerstone OnDemand Announces Third Quarter 2018 Financial Results

SANTA MONICA, Calif. – November 7, 2018 – Human capital management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results1 for its third quarter ended September 30, 2018.
“We are extremely pleased with our execution at the one year mark of our strategic plan to transform Cornerstone into an industry-leading, high-margin growth company,” said Adam Miller, founder and CEO, Cornerstone, “We are now a stronger, fitter Cornerstone and believe we are on track to achieve our long-term financial and operational goals.”
Adoption of the New Revenue Recognition Standard - ASC 606
The Company adopted the new revenue recognition accounting standard Accounting Standards Codification (“ASC”) 606 effective January 1, 2018 on a modified retrospective basis. Financial results for reporting periods during 2018 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to 2018 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard ASC 605. This press release includes additional information to reconcile the impacts of the adoption of the new revenue recognition standard on the Company’s financial results for the quarter ended September 30, 2018, which includes the presentation of financial results during 2018 under ASC 605 for comparison to the prior year.
Third Quarter 2018 Results - ASC 606 (standard adopted effective January 1, 2018):

•	Revenue for the third quarter of 2018 was $134.0 million compared to a guided range of $129.0 million to $131.0 million.

•	Subscription revenue for the third quarter of 2018 was $118.8 million compared to a guided range of $115.0 million to $117.0 million.

•	Operating income for the third quarter of 2018 was $1.6 million, yielding a margin of 1.2%.

•	Non-GAAP operating income for the third quarter of 2018 was $17.8 million, yielding a margin of 13.3%.

•	Net loss for the third quarter of 2018 was $(2.4) million, or a $(0.04) diluted net loss per share.

•	Non-GAAP net income for the third quarter of 2018 was $14.8 million, or a $0.23 diluted net income per share.

•	Unlevered free cash flow for the third quarter of 2018 was $32.1 million, yielding a margin of 23.9%, compared to $16.1 million, yielding a margin of 13.2% in 2017.
Third Quarter 2018 Results - ASC 605

•	Revenue for the third quarter of 2018 was $133.7 million, representing a 9.7% increase compared to the prior year. Revenue growth on a constant currency basis was 9.9%.

•	Subscription revenue for the third quarter of 2018 was $120.7 million, representing a 19.4% increase compared to the prior year. Subscription revenue growth on a constant currency basis was 19.5%.

•	Operating income for the third quarter of 2018 was $2.3 million, yielding a margin of 1.7%, compared to $(12.1) million, yielding a margin of (9.9)%, in the prior year.

•	Non-GAAP operating income for the third quarter of 2018 was $18.5 million, yielding a margin of 13.9%, compared to $7.7 million, yielding a margin of 6.3%, in the prior year.

•
Net loss for the third quarter of 2018 was $(1.7) million, or a $(0.03) diluted net loss per share, compared to a net loss of $(14.9) million, or a $(0.26) diluted net loss per share, in the prior year.

•	Non-GAAP net income for the third quarter of 2018 was $15.5 million, or a $0.24 diluted net income per share, compared to $7.3 million, or a $0.12 diluted net income per share in the prior year.
“Cornerstone achieved a significant milestone in the third quarter realizing GAAP operating profitability for the first time in the company’s history,” said Brian Swartz, CFO, Cornerstone. “In addition, we continued to grow recurring revenue while nearly doubling non-GAAP EPS.”

Recent Highlights:

•
The Company was recognized as a Strategic Leader in the October 2018 Fosway 9-GridTM for Integrated Management systems for the fourth consecutive year, while also improving its position as a Core Challenger with a stronger trajectory in the October 2018 Fosway 9-GridTM for Cloud HCM.

•	The Company was recognized as a Leader in the 2018 Gartner Magic Quadrant for Talent Management Suites for the fifth consecutive year.

•	The Company announced it will expand its operations to Salt Lake City.

•	The Company acquired Workpop Inc. and unveiled a web and mobile recruiting solution built to meet the needs of companies seeking to hire local, entry-level and frontline employees.

•	The Company ended the third quarter of 2018 with 3,428 clients and 38.5 million users.[2]
Acquisition of Grovo Learning, Inc.
Today, Cornerstone announced that the Company entered into a definitive agreement to acquire Grovo Learning, Inc., the global leader in microlearning content, for $24.0 million in an all-cash transaction. The determination of the final purchase price is subject to certain closing adjustments.
Stock Repurchase Program:
The following is a summary of the Company’s stock repurchases as of November 2, 2018 under its $100.0 million share repurchase program (in thousands, except per share information):

Period	# of Shares Repurchased	Average Price per Share	Total Expenditures	Amount Remaining Under Program
November 8, 2017 - December 31, 2017	635	$35.55	$22,599
January 1, 2018 - March 31, 2018	423	$37.84	16,024
April 1, 2018 - June 30, 2018	444	$46.66	20,718
July 1, 2018 - September 30, 2018	300	$53.82	16,143
Subtotal	1,802	$41.86	$75,484	$24,516

October 1, 2018 - November 2, 2018	307	$51.62	15,867
Total	2,109	$43.28	$91,351	$8,649
Financial Outlook:
The following outlook is based on information available as of the date of this press release and is subject to change in the future. The outlook excludes any financial impact as a result of the acquisition of Grovo Learning, Inc as it is not expected to have a material impact, with the exception of annual recurring revenue which has been included. The Company has provided a supplemental financial presentation summarizing the adoption of ASC 606 (and on an ASC 605 basis) located on its Investor Relations website at http://investors.cornerstoneondemand.com. All numbers below are presented on an ASC 606 basis unless otherwise stated. For the fourth quarter ending December 31, 2018, the Company provides the following outlook:

•	Revenue between $128.0 million and $131.0 million, representing year-over-year growth at the mid-point of (2)%[4], or 0%[5] on a constant currency basis.

◦	Revenue growth at the mid-point on an ASC 605 basis of (2)%[4], or 0%[5] on a constant currency basis.

•	Subscription revenue between $119.0 million and $122.0 million, representing year-over-year growth at the mid-point of 13%[4], or 15%[5] on a constant currency basis.

◦	Subscription revenue growth at the mid-point on an ASC 605 basis of 14%[4], or 16%[5] on a constant currency basis.
For the year ending December 31, 2018, the Company provides the following outlook:

•	Revenue between $528.0 million and $531.0 million, representing year-over-year growth at the mid-point of 10%[6], or 9%[7] on a constant currency basis.

◦	Revenue growth at the mid-point on an ASC 605 basis of 10%[6], or 9%[7] on a constant currency basis.

•	Subscription revenue between $466.0 million and $469.0 million, representing year-over-year growth at the mid-point of 18%[6], or 17%[7] on a constant currency basis.

◦	Subscription revenue growth at the mid-point on an ASC 605 basis of 20%[6], or 19%[7] on a constant currency basis.

•	Annual recurring revenue as of December 31, 2018 between $503.0 million and $513.0 million.[3,6,8]

•	Non-GAAP operating income between $61.0 million and $64.0 million. Assuming the midpoint of the revenue range, this represents an operating margin of 12%.

•	Unlevered free cash flow between $59.0 million and $63.0 million. Assuming the midpoint of the revenue range, this represents an unlevered free cash flow margin of 12%.
The Company has not reconciled the guidance for non-GAAP operating income or non-GAAP operating margin to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For non-GAAP operating income and non-GAAP operating margin, the Company excludes stock-based compensation expense, which is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense in the fourth quarter ending December 31, 2018 and the year ending December 31, 2018 will have a significant impact on the Company’s GAAP operating margin.

1
Financial measures presented under ASC 605, financial measures presented on a constant currency basis, non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, unlevered free cash flow and unlevered free cash flow margin are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2
Includes contracted clients and active users of our enterprise human capital management platform and excludes clients and users of our Cornerstone for Salesforce, PiiQ and Workpop Inc. As discussed on the Company's second quarter 2018 earnings call, the Company reported that user count is no longer relevant in the assessment of its performance and beginning in the first quarter 2019, the Company will no longer report user count on a quarterly basis.

3	Includes $9.0 million of annual recurring revenue as a result of the acquisition of Grovo Learning, Inc.

In order to translate the financial outlook for entities reporting in GBP to USD and EUR to USD, the following exchange rates have been applied:
4	Exchange rate applied to revenue for the fourth quarter of 2018	$1.27 USD per GBP
5	Exchange rate from the fourth quarter of 2017 applied to calculate revenue growth for the fourth quarter of 2018 on a constant currency basis	$1.34 USD per GBP
6	Exchange rate applied to revenue and annual recurring revenue for fiscal 2018	$1.27 USD per GBP
7	Exchange rate applied to calculate revenue growth for fiscal 2018 on a constant currency basis	$1.29 USD per GBP
8	Exchange rate applied to annual recurring revenue for fiscal 2018	$1.13 USD per EUR

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its third quarter 2018 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 1984286. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on November 10, 2018 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 1984286.
About Cornerstone OnDemand
Cornerstone was founded with a passion for empowering people through learning and a conviction that people should be your organization’s greatest competitive advantage. Cornerstone is a global human capital management leader with a core belief that companies thrive when they help their employees to realize their potential. Putting this belief into practice, Cornerstone offers solutions to help companies strategically manage and continuously develop their talent throughout the entire employee lifecycle. Featuring comprehensive recruiting, personalized learning, development-driven performance management, and holistic HR planning, Cornerstone’s human capital management platform is successfully used by more than 3,400 global clients of all sizes, spanning over 38 million users across 192 countries and 43 languages.
Learn more at www.cornerstoneondemand.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding the expected performance of our business, our future financial and operating performance, including our GAAP and non-GAAP guidance, strategy, long-term growth and overall future prospects, our expectations regarding recurring revenue growth and operating margins, and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; allowing our implementation subcontractors to contract directly with clients for implementation services; our shift to focusing on recurring revenue streams; our ability to compete as the learning and human capital management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; continued strong demand for learning and human capital management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of efforts to increase operational efficiency and cost containment; the possibility that the share repurchase program may be suspended or discontinued; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include:

(i)	non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation,

(ii)	annual recurring revenue, which is defined as the annualized recurring value of all active contracts at the end of a reporting period,

(iii)	unlevered free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs plus cash paid for interest,

(iv)	unlevered free cash flow margin, which is defined as unlevered free cash flow divided by revenue,

(v)
non-GAAP net income and non-GAAP diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, unrealized fair value adjustment on strategic investment, restructuring costs, acquisition costs and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding,

(vi)	non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue,

(vii)
non-GAAP operating income and non-GAAP operating income margin, which are defined as income (loss) from operations excluding stock-based compensation, amortization of intangible assets, restructuring costs and acquisition costs,

(viii)	non-GAAP operating expenses, which exclude stock-based compensation, amortization of intangible assets, restructuring costs and acquisition costs, and

(ix)
non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures.

In addition, the Company provides investors with non-GAAP financial measures under ASC 605 to compare against the Company’s GAAP financial measures under ASC 606 and discloses revenue and subscription revenue on a constant currency basis. To present amounts on a constant currency basis, current period results for entities reporting in functional currencies other than USD are translated into USD at the prior period exchange rates as opposed to the actual exchange rates in effect for the current period. The Company presents constant currency information to provide a framework for assessing how its underlying business performed excluding the effect of foreign currency fluctuations.
The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•
Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•
Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•
Accretion of debt discount and amortization of debt issuance costs. For GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•
Fair value adjustment on strategic investments. The Company views the increase or decrease in fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

•
Restructuring. The Company excludes costs related to restructuring because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

•
Acquisition costs. The Company excludes costs related to acquisitions because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2018 *	December 31, 2017
Assets
Cash and cash equivalents	$136,558	$393,576
Short-term investments	254,439	169,551
Accounts receivable, net	97,439	154,428
Deferred commissions, current portion	24,880	42,806
Prepaid expenses and other current assets	31,558	21,754
Total current assets	544,874	782,115

Capitalized software development costs, net	43,826	37,431
Property and equipment, net	24,647	20,817
Deferred commissions, net of current portion	37,313	—
Long-term investments	2,000	96,949
Intangible assets, net	7,292	—
Goodwill	36,270	25,894
Other assets, net	3,539	3,984
Total Assets	$699,761	$967,190

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$11,294	$17,637
Accrued expenses	61,346	57,528
Deferred revenue, current portion	266,209	311,997
Convertible notes, net	—	248,025
Other liabilities	4,377	9,051
Total current liabilities	343,226	644,238

Convertible notes, net	287,956	285,168
Other liabilities, non-current	2,416	1,498
Deferred revenue, net of current portion	11,744	14,166
Total liabilities	645,342	945,070

Stockholders’ Equity:
Common stock	6	6
Additional paid-in capital	580,690	536,951
Accumulated deficit	(526,789)	(515,054)
Accumulated other comprehensive income	512	217
Total stockholders’ equity	54,419	22,120
Total Liabilities and Stockholders’ Equity	$699,761	$967,190

*As adjusted to reflect the impact of the adoption of ASC 606.

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018 *	2017	2018 *	2017
Revenue	$134,014	$121,796	$399,644	$350,029
Cost of revenue [1,2]	36,171	35,708	109,556	104,978
Gross profit	97,843	86,088	290,088	245,051
Operating expenses:
Sales and marketing [1]	53,215	60,554	172,281	179,521
Research and development [1]	19,705	16,389	52,014	44,484
General and administrative [1]	23,128	21,249	67,214	64,866
Restructuring [1]	221	—	8,946	—
Total operating expenses	96,269	98,192	300,455	288,871
Income (loss) from operations	1,574	(12,104)	(10,367)	(43,820)
Other income (expense):
Interest income	1,659	749	6,143	2,021
Interest expense	(5,335)	(3,373)	(22,826)	(10,015)
Other, net	177	376	(2,029)	921
Other income (expense), net	(3,499)	(2,248)	(18,712)	(7,073)
Loss before income tax provision	(1,925)	(14,352)	(29,079)	(50,893)
Income tax provision	(522)	(503)	(1,591)	(1,438)
Net loss	$(2,447)	$(14,855)	$(30,670)	$(52,331)
Net loss per share, basic and diluted	$(0.04)	$(0.26)	$(0.53)	$(0.92)
Weighted average common shares outstanding, basic and diluted	58,699	57,627	57,994	57,072

1	Includes stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018 *	2017	2018 *	2017
Cost of revenue	$1,082	$1,216	$3,105	$3,629
Sales and marketing	5,927	7,988	18,718	21,534
Research and development	3,212	2,641	7,937	7,140
General and administrative	5,268	5,737	15,055	18,726
Restructuring	42	—	6,227	—
Total	$15,531	$17,582	$51,042	$51,029

2	Cost of revenue includes amortization of intangible assets as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018 *	2017	2018 *	2017
Cost of revenue	$208	$2,206	$208	$6,640

*As adjusted to reflect the impact of the adoption of ASC 606.

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018 *	2017	2018 *	2017
Cash flows from operating activities:
Net loss	$(2,447)	$(14,855)	$(30,670)	$(52,331)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,132	9,050	25,351	27,028
Accretion of debt discount and amortization of debt issuance costs	996	2,412	7,918	7,148
Purchased investment premium, net of amortization	615	120	428	527
Net foreign currency loss (gain)	1,163	(223)	(522)	(1,368)
Stock-based compensation expense	15,531	17,582	51,042	51,029
Changes in operating assets and liabilities:
Accounts receivable	12,662	(4,740)	55,757	14,631
Deferred commissions	(4,364)	(2,366)	(7,104)	(357)
Prepaid expenses and other assets	7,331	187	(9,492)	(4,033)
Accounts payable	1,597	2,411	(6,258)	(8,276)
Accrued expenses	1,387	5,323	21	(2,107)
Deferred revenue	(10,812)	7,710	(38,695)	(16,323)
Other liabilities	(174)	(1,073)	(2,511)	359
Net cash provided by operating activities	32,617	21,538	45,265	15,927
Cash flows from investing activities:
Purchases of investments	(125,593)	(144,903)	(125,109)	(231,384)
Maturities of investments	62,494	96,524	135,183	219,846
Capital expenditures	(2,534)	(2,942)	(10,161)	(6,682)
Capitalized software costs	(6,641)	(4,464)	(18,943)	(15,826)
Cash paid for acquisition, net of cash acquired	(18,093)	—	(18,093)	—
Net cash used in investing activities	(90,367)	(55,785)	(37,123)	(34,046)
Cash flows from financing activities:
Payments of debt issuance costs	—	—	(152)	—
Repayment of convertible notes	(253,000)	—	(253,000)	—
Proceeds from employee stock plans	13,427	3,411	43,474	9,722
Repurchases of common stock	(16,143)	—	(54,751)	—
Net cash (used in) provided by financing activities	(255,716)	3,411	(264,429)	9,722
Effect of exchange rate changes on cash and cash equivalents	(907)	267	(731)	1,530
Net decrease in cash and cash equivalents	(314,373)	(30,569)	(257,018)	(6,867)
Cash and cash equivalents at beginning of period	450,931	107,002	393,576	83,300
Cash and cash equivalents at end of period	$136,558	$76,433	$136,558	$76,433
Supplemental cash flow information:
Cash paid for interest	$8,625	$1,943	$13,628	$3,841
Cash paid for income taxes	699	812	1,573	1,800
Proceeds from employee stock plans received in advance of stock issuance	2,152	1,490	2,152	1,998
Non-cash investing and financing activities:
Assets acquired under capital leases and other financing arrangements	$970	$1,643	$970	$3,467
Capitalized assets financed by accounts payable and accrued expenses	2,796	631	2,796	631
Capitalized stock-based compensation	1,297	1,250	3,747	3,721
*As adjusted to reflect the impact of the adoption of ASC 606.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
RECONCILIATION OF THE IMPACTS OF THE ADOPTION OF ASC 606
(in thousands)
(unaudited)

	September 30, 2018			December 31, 2017
	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Assets
Cash and cash equivalents	$136,558	$—	$136,558	$393,576
Short-term investments	254,439	—	254,439	169,551
Accounts receivable, net	97,439	—	97,439	154,428
Deferred commissions, current portion	24,880	19,317	44,197	42,806
Prepaid expenses and other current assets	31,558	—	31,558	21,754
Total current assets	544,874	19,317	564,191	782,115

Capitalized software development costs, net	43,826	—	43,826	37,431
Property and equipment, net	24,647	—	24,647	20,817
Deferred commissions, net of current portion	37,313	(37,313)	—	—
Long-term investments	2,000	—	2,000	96,949
Intangible assets, net	7,292	—	7,292	—
Goodwill	36,270	—	36,270	25,894
Other assets, net	3,539	—	3,539	3,984
Total Assets	$699,761	$(17,996)	$681,765	$967,190

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$11,294	$—	$11,294	$17,637
Accrued expenses	61,346	(2,333)	59,013	57,528
Deferred revenue, current portion	266,209	6,374	272,583	311,997
Convertible notes, net	—	—	—	248,025
Other liabilities	4,377	—	4,377	9,051
Total current liabilities	343,226	4,041	347,267	644,238

Convertible notes, net	287,956	—	287,956	285,168
Other liabilities, non-current	2,416	—	2,416	1,498
Deferred revenue, net of current portion	11,744	—	11,744	14,166
Total liabilities	645,342	4,041	649,383	945,070

Stockholders’ Equity:
Common stock	6	—	6	6
Additional paid-in capital	580,690	—	580,690	536,951
Accumulated deficit	(526,789)	(22,037)	(548,826)	(515,054)
Accumulated other comprehensive income	512	—	512	217
Total stockholders’ equity	54,419	(22,037)	32,382	22,120
Total Liabilities and Stockholders’ Equity	$699,761	$(17,996)	$681,765	$967,190

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF THE IMPACTS OF THE ADOPTION OF ASC 606
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2018			2017	2018			2017
	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenue	$134,014	$(349)	$133,665	$121,796	$399,644	$(314)	$399,330	$350,029
Cost of revenue	36,171	—	36,171	35,708	109,556	—	109,556	104,978
Gross profit	97,843	(349)	97,494	86,088	290,088	(314)	289,774	245,051
Operating expenses:
Sales and marketing	53,215	(1,050)	52,165	60,554	172,281	(950)	171,331	179,521
Research and development	19,705	—	19,705	16,389	52,014	—	52,014	44,484
General and administrative	23,128	—	23,128	21,249	67,214	—	67,214	64,866
Restructuring	221	—	221	—	8,946	—	8,946	—
Total operating expenses	96,269	(1,050)	95,219	98,192	300,455	(950)	299,505	288,871
Income (loss) from operations	1,574	701	2,275	(12,104)	(10,367)	636	(9,731)	(43,820)
Other income (expense):
Interest income	1,659	—	1,659	749	6,143	—	6,143	2,021
Interest expense	(5,335)	—	(5,335)	(3,373)	(22,826)	—	(22,826)	(10,015)
Other, net	177	—	177	376	(2,029)	—	(2,029)	921
Other income (expense), net	(3,499)	—	(3,499)	(2,248)	(18,712)	—	(18,712)	(7,073)
Loss before income tax provision	(1,925)	701	(1,224)	(14,352)	(29,079)	636	(28,443)	(50,893)
Income tax provision	(522)	—	(522)	(503)	(1,591)	—	(1,591)	(1,438)
Net loss	$(2,447)	$701	$(1,746)	$(14,855)	$(30,670)	$636	$(30,034)	$(52,331)
Net loss per share, basic and diluted	$(0.04)		$(0.03)	$(0.26)	$(0.53)		$(0.52)	$(0.92)
Weighted average common shares outstanding, basic and diluted	58,699		58,699	57,627	57,994		57,994	57,072

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, INCOME (LOSS) FROM OPERATIONS TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME MARGIN AND RECONCILIATION OF THE IMPACTS FROM THE ADOPTION OF ASC 606
(in thousands)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2018			2017	2018			2017
	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$134,014	$(349)	$133,665	$121,796	$399,644	$(314)	$399,330	$350,029
Cost of revenue	36,171	—	36,171	35,708	109,556	—	109,556	104,978
Gross profit	$97,843	$(349)	$97,494	$86,088	$290,088	$(314)	$289,774	$245,051
Gross margin	73.0%		72.9%	70.7%	72.6%		72.6%	70.0%

Cost of revenue	$36,171	$—	$36,171	$35,708	$109,556	$—	$109,556	$104,978
Adjustments to cost of revenue:
Stock-based compensation	(1,082)	—	(1,082)	(1,216)	(3,105)	—	(3,105)	(3,629)
Amortization of intangible assets	(208)	—	(208)	(2,206)	(208)	—	(208)	(6,640)
Total adjustments to cost of revenue	(1,290)	—	(1,290)	(3,422)	(3,313)	—	(3,313)	(10,269)
Non-GAAP costs of revenue	34,881	—	34,881	32,286	106,243	—	106,243	94,709
Non-GAAP gross profit	$99,133	$(349)	$98,784	$89,510	$293,401	$(314)	$293,087	$255,320
Non-GAAP gross margin	74.0%		73.9%	73.5%	73.4%		73.4%	72.9%

Reconciliation of operating income (loss) and operating income (loss) margin:
Income (loss) from operations	$1,574	$701	$2,275	$(12,104)	$(10,367)	$636	$(9,731)	$(43,820)
Operating margin	1.2%		1.7%	(9.9)%	(2.6)%		(2.4)%	(12.5)%
Adjustments to income (loss) from operations:
Stock-based compensation	15,489	—	15,489	17,582	44,815	—	44,815	51,029
Amortization of intangible assets	208	—	208	2,206	208	—	208	6,640
Restructuring	221	—	221	—	8,946	—	8,946	—
Acquisition costs[1]	352	—	352	—	352	—	352	—
Total adjustments to income (loss) from operations	16,270	—	16,270	19,788	54,321	—	54,321	57,669
Non-GAAP operating income	$17,844	$701	$18,545	$7,684	$43,954	$636	$44,590	$13,849
Non-GAAP operating income margin	13.3%		13.9%	6.3%	11.0%		11.2%	4.0%

1	Costs related to the acquisition of Workpop Inc.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER SHARE AND RECONCILIATION OF THE IMPACTS FROM THE ADOPTION OF ASC 606
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2018			2017	2018			2017
	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net loss	$(2,447)	$701	$(1,746)	$(14,855)	$(30,670)	$636	$(30,034)	$(52,331)
Adjustments to net loss
Stock-based compensation	15,489	—	15,489	17,582	44,815	—	44,815	51,029
Amortization of intangible assets	208	—	208	2,206	208	—	208	6,640
Accretion of debt discount and amortization of debt issuance costs[1]	996	—	996	2,412	7,918	—	7,918	7,148
Fair value adjustment on strategic investments [2]	—	—	—	—	—	—	—	600
Restructuring	221	—	221	—	8,946	—	8,946	—
Acquisition costs[3]	352	—	352	—	352	—	352	—
Total adjustments to net loss	17,266	—	17,266	22,200	62,239	—	62,239	65,417
Non-GAAP net income	$14,819	$701	$15,520	$7,345	$31,569	$636	$32,205	$13,086
Non-GAAP basic net income per share	$0.25		$0.26	$0.13	$0.54		$0.56	$0.23
Non-GAAP diluted net income per share	$0.23		$0.24	$0.12	$0.50		$0.51	$0.21
Weighted-average common shares outstanding, basic	58,699		58,699	57,627	57,994		57,994	57,072
Non-GAAP weighted-average common shares outstanding, diluted	64,216		64,216	62,654	63,421		63,421	62,102

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013 and $300.0 million in convertible notes on December 8, 2017. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

2	Fair value adjustment recorded for our strategic investments in privately-held companies.
3	Costs related to the acquisition of Workpop Inc.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Reconciliation of unlevered free cash flow:
Net cash provided by operating activities	$32,617	$21,538	$45,265	$15,927
Capital expenditures	(2,534)	(2,942)	(10,161)	(6,682)
Capitalized software costs	(6,641)	(4,464)	(18,943)	(15,826)
Cash paid for interest	8,625	1,943	13,628	3,841
Unlevered free cash flow	$32,067	$16,075	$29,789	$(2,740)
Unlevered free cash flow margin	23.9%	13.2%	7.5%	(0.8)%

Cornerstone OnDemand, Inc.
TRENDED OPERATIONAL & FINANCIAL HIGHLIGHTS
(unaudited)

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company’s historical disclosures or financial statements, readers should rely on the Company’s filings with the SEC and financial statements in the Company’s most recent earnings release.
The Company intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	FY 2017				FY 2018			Full Year
	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	FY15	FY16	FY17
SELECTED METRICS:
Number of clients [1]	2,998	3,076	3,146	3,250	3,280	3,363	3,428	2,595	2,918	3,250
% y/y	12.3%	12.7%	12.2%	11.4%	9.4%	9.3%	9.0%	20.5%	12.4%	11.4%
% q/q	2.7%	2.6%	2.3%	3.3%	0.9%	2.5%	1.9%	n/a	n/a	n/a
Number of users (in millions) [1]	31.0	32.1	33.5	35.3	36.0	36.7	38.5	23.8	29.9	35.3
% y/y	24.2%	22.3%	21.1%	18.1%	16.1%	14.3%	14.9%	31.8%	25.6%	18.1%
% q/q	3.7%	3.6%	4.3%	5.4%	2.0%	1.9%	4.9%	n/a	n/a	n/a
Number of employees	1,859	1,933	1,960	1,891	1,829	1,851	1,892	1,645	1,823	1,891
% y/y	10.6%	12.3%	9.6%	3.7%	(1.6)%	(4.2)%	(3.5)%	20.9%	10.8%	3.7%
% q/q	2.0%	4.0%	1.4%	(3.5)%	(3.3)%	1.2%	2.2%	n/a	n/a	n/a
Annual dollar retention rate	n/a	n/a	n/a	n/a	n/a	n/a	n/a	95.4%	95.1%	93.5%
Annual recurring revenue	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	439,000
Unlevered free cash flow	(13,791)	(5,024)	16,075	46,420	(10,178)	7,900	32,067	16,795	16,411	43,680
Unlevered free cash flow margin	(12.4)%	(4.3)%	13.2%	35.2%	(7.6)%	6.0%	23.9%	4.9%	3.9%	9.1%
FINANCIAL DATA - ASC 605 (in thousands, except percentages):
Revenue	111,582	116,651	121,796	131,956	132,672	132,993	133,665	339,651	423,124	481,985
% y/y	12.3%	9.0%	13.0%	21.0%	18.9%	14.0%	9.7%	28.9%	24.6%	13.9%
% y/y (Constant currency)	17.2%	12.7%	13.1%	18.3%	14.8%	11.9%	9.9%	n/a	29.1%	15.3%
Subscription revenue	92,932	96,416	101,130	106,286	114,433	116,737	120,701	270,093	339,756	396,764
% y/y	16.6%	14.5%	17.1%	18.8%	23.1%	21.1%	19.4%	n/a	25.8%	16.8%
% y/y (Constant currency)	21.6%	16.3%	17.5%	15.8%	19.1%	18.9%	19.5%	n/a	n/a	17.7%
Subscription revenue % of total revenue	83.3%	82.7%	83.0%	80.5%	86.3%	87.8%	90.3%	79.5%	80.3%	82.3%
(Loss) income from operations	(13,148)	(18,568)	(12,104)	(5,436)	(9,587)	(2,419)	2,275	(68,707)	(56,342)	(49,256)
FINANCIAL DATA - ASC 606 (in thousands, except percentages):
Revenue	—	—	—	—	133,113	132,517	134,014	—	—	—
Subscription revenue	—	—	—	—	113,134	114,771	118,844	—	—	—
Subscription revenue % of total revenue	—	—	—	—	85.0%	86.6%	88.7%	—	—	—
(Loss) income from operations	—	—	—	—	(8,846)	(3,095)	1,574	—	—	—
MARGIN DATA - ASC 605 (in thousands, except percentages):
Gross margin	69.6%	69.7%	70.7%	71.3%	72.1%	72.7%	72.9%	67.7%	67.9%	70.4%
Sales and marketing % of revenue	51.0%	53.2%	49.7%	46.0%	44.9%	44.8%	39.0%	61.0%	53.3%	49.9%
Research and development % of revenue	12.0%	12.6%	13.5%	13.3%	12.0%	12.3%	14.7%	12.1%	11.1%	12.9%
General and administrative % of revenue	18.4%	19.8%	17.4%	14.9%	16.6%	16.6%	17.3%	14.7%	16.8%	17.6%
Restructuring % of revenue	—%	—%	—%	1.2%	5.8%	0.8%	0.2%	—%	—%	—%
Operating margin	(11.8)%	(15.9)%	(9.9)%	(4.1)%	(7.2)%	(1.8)%	1.7%	(20.2)%	(13.3)%	(10.2)%

	FY 2017				FY 2018			Full Year
	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	FY15	FY16	FY17
MARGIN DATA - ASC 606 (in thousands, except percentages):
Gross margin	—	—	—	—	72.2%	72.6%	73.0%	—	—	—
Sales and marketing % of revenue	—	—	—	—	44.5%	45.1%	39.7%	—	—	—
Research and development % of revenue	—	—	—	—	12.0%	12.3%	14.7%	—	—	—
General and administrative % of revenue	—	—	—	—	16.5%	16.7%	17.3%	—	—	—
Restructuring % of revenue	—	—	—	—	5.8%	0.8%	0.2%	—	—	—
Operating margin	—	—	—	—	(6.6)%	(2.3)%	1.2%	—	—	—
NON-GAAP MARGIN DATA - ASC 605 (in thousands, except percentages):
Non-GAAP gross margin	72.6%	72.7%	73.5%	72.8%	72.9%	73.4%	73.9%	71.7%	71.2%	72.9%
Non-GAAP sales and marketing % of revenue	44.9%	47.4%	43.2%	40.8%	40.2%	39.9%	34.6%	54.0%	47.3%	44.0%
Non-GAAP research and development % of revenue	10.1%	10.5%	11.3%	10.4%	10.3%	10.5%	12.3%	10.3%	9.3%	10.6%
Non-GAAP general and administrative % of revenue	13.2%	13.7%	12.7%	11.8%	13.2%	12.6%	13.1%	11.9%	12.8%	12.8%
Non-GAAP restructuring % of revenue	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Non-GAAP operating margin	4.4%	1.1%	6.3%	9.9%	9.2%	10.4%	13.9%	(4.4)%	1.8%	5.6%
Non-GAAP research and development plus capitalized software % of revenue	15.3%	15.3%	15.0%	14.0%	14.9%	15.2%	17.3%	14.2%	13.2%	14.9%
NON-GAAP MARGIN DATA - ASC 606 (in thousands, except percentages):
Non-GAAP gross margin	—	—	—	—	72.9%	73.3%	74.0%	—	—	—
Non-GAAP sales and marketing % of revenue	—	—	—	—	39.8%	40.2%	35.3%	—	—	—
Non-GAAP research and development % of revenue	—	—	—	—	10.3%	10.5%	12.3%	—	—	—
Non-GAAP general and administrative % of revenue	—	—	—	—	13.1%	12.7%	13.1%	—	—	—
Non-GAAP restructuring % of revenue	—	—	—	—	—%	—%	—%	—	—	—
Non-GAAP operating margin	—	—	—	—	9.7%	10.0%	13.3%	—	—	—
Non-GAAP research and development plus capitalized software % of revenue	—	—	—	—	14.8%	15.2%	17.3%	—	—	—
FOREIGN EXCHANGE RATES:
GBP to USD average period rate	1.24	1.28	1.31	1.33	1.39	1.36	1.30	1.53	1.36	1.29
GBP to USD end of period spot rate	1.24	1.30	1.34	1.35	1.40	1.32	1.30	1.48	1.23	1.35
EUR to USD average period rate	n/a	1.10	1.18	1.18	1.23	1.19	1.16	n/a	n/a	1.14
EUR to USD end of period spot rate	n/a	1.14	1.18	1.20	1.23	1.17	1.16	n/a	n/a	1.20

1
Includes contracted clients and users of our Enterprise and Mid-Market solution and excludes Cornerstone for Salesforce, PiiQ and Workpop Inc. As discussed on the Company's second quarter 2018 earnings call, the Company reported that user count is no longer relevant in the assessment of its performance and beginning in the first quarter 2019, the Company will no longer report user count on a quarterly basis.

Note: As discussed on the Company’s fourth quarter 2017 earnings call, the Company reported that total billings is no longer relevant in the assessment of its performance and beginning in the first quarter 2018, the Company no longer reports or guides to total billings.

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Jennifer Gianola
Cornerstone OnDemand
Phone: +1 (310) 382-9478
jgianola@csod.com
or
Media Contact:
Kristy Gonzalez
Cornerstone OnDemand
Phone: +1 (310) 382-9563
kgonzalez@csod.com

Source: Cornerstone OnDemand